EXHIBIT 10.11


                              CONSULTING AGREEMENT


1. The Consulting Agreement is effective January 1, 2005 between MEDIVISOR, INC. (the "Company"), Mottola & Associates, Inc. ("MAI"), and Anthony J. Mottola ("AJM", or the "consultant"). It is expressly agreed and understood that:

          a.   MAI and AJM will provide consulting services to the Company.

          b. For purposes of assuring payment of consulting fees, subsequent to the amount due and payable to MAI at the signing of this Agreement, AJM will be paid as an employee of the Company. AJM will supply the necessary tax information to the Company, and will, for purposes of payroll reporting, be treated as any other employee with respect to payroll tax withholding and reporting. He will be issued a W-2 at the end of the year.

2. MAI, through AJM, shall perform such services as mutually agreed upon by the parties and as outlined in this Agreement and in the Appendix attached hereto.

3. Consultant and MAI agree that neither will enter into any agreement with any firm that is in direct competition with the Company during the term of this Agreement.

4. It is also understood that AJM, will provide such advisory services as may reasonably be requested by Medivisor, through its Chairman of the Board of Directors and CEO, Mr. Dino Luzzi ("Luzzi"), in connection with administration of the Company's affairs. The Company agrees that during the term of the Agreement, AJM will report directly to Luzzi.

5. AJM represents to the Company that neither he nor MAI has, with respect to any other party, firm, or company in the same field of endeavor, any agreement to provide consulting services to that may be considered directly competitive to the Company on matters relating to the scope of this consultancy, and will not enter into any such agreement during the term of this Agreement without written permission from the Company.

6. Any party to this Agreement may disclose to another party any information that the disclosing party would normally freely disclose to the other members of the community at large, whether by publication, by presentation at seminars, or informal discussions. The parties will, from time to time, in connection with work contemplated under this Agreement, disclose confidential information to each other ("Confidential Information.") Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of two
     (2) years from receipt thereof. Confidential Information that the recipient may acquire pertains to the discloser's processes, equipment, programs, developments, or plans that is both: (a) disclosed or made known by the disclosure; and (b) identified in writing as "proprietary". The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the Company. Confidential Information does not include information that is or later becomes available to the public through no breach of this Agreement by the recipient; is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; is already in the possession of the recipient on the date this Agreement becomes effective; is independently developed by the recipient; or is required to be disclosed by law, government, regulation, or court order. In addition, Confidential Information does not include information generated by the Consultant unless the information is generated as a direct result of the performance of consulting services under this Agreement and is not otherwise generated in the normal course of the Consultant's activities.

     AJM and MAI will not voluntarily produce any materials pertaining to the Company to any third party not authorized by the Company or Luzzi. However, it is acknowledged that AJM and MAI are free to produce such materials to any third person that there be a direction to do so by what is reasonably believed to be a court of competent jurisdiction. If subpoenas are served, AJM or MAI will notify the Company of such service, and it will be the responsibility of the Company or its representatives to make any applications to vacate such portions as may be appropriate and to object to the production of those materials. It is understood that AJM and MAI will abide by whatever rulings are made by any court in these matters.

7. This Agreement shall be for a term ending May 31, 2005, unless otherwise terminated pursuant to Appendix A. Extension of this Agreement or consummation of a new Agreement is contingent upon reasonable terms and conditions being agreed to between the Company and AJM. Termination of the Agreement shall not affect: (a) the Company's obligation to pay for services previously performed by the Consultant; and (b) reasonable out-of-pocket expenses incurred by Consultant.

8. It is intended that AJM's function be similar to that of an administrator and advisor for the Company. Written notices pursuant to this Agreement shall be made to each party at the following addresses, unless otherwise informed in writing of a change thereto:

             Mr. Candino Luzzi                Anthony J Mottola c/o
             Medivisor,  Inc.                 Mottola & Associates, Inc.
             326 Walt Whitman Road            379 Harrison Avenue
             Huntington Station, NY 11746     Massapequa, NY 11758-6410
             Tel. (631) 549-7100              Tel: (516) 795-2355

9. This Agreement replaces all previous discussions and agreements relating to the subject matter hereof and constitutes the entire agreement between the Company, AJM and MAI. This Agreement may not be modified in any respect by any verbal statement. Any changes must be made by written documents signed by Dino Luzzi on behalf of the Company and by Anthony J. Mottola on behalf of AJM and MAI. It is agreed between the parties that the signed Appendix (Appendix A) is part of this Agreement.

10. In the event that a disagreement develops that the parties cannot arbitrate between themselves, then the matter shall be referred to binding arbitration under the auspices and rules of the American Arbitration Association. The results of the arbitration shall be binding on the parties. It is agreed that the parties will share equally the cost of said arbitration but that the prevailing party shall be entitled to recover reasonable attorney's fees.

11. The signatures below indicate that the individuals are authorized to enter into this Agreement. The Agreement comprises all six (6) pages hereof.

     IN WITNESS HEREOF, the parties have executed this Agreement effective January 1, 2005:


__________________________                     _________________________________
Anthony J Mottola, for                         Dino Luzzi, Chairman and CEO, for
Mottola & Associates, Inc.                     Medivisor, Inc.

                                   APPENDIX A


The Company and AJM have further agreed to the following:

A. Medivisor agrees to pay to AJM a monthly consulting fee of $4,500.00 during the term of this Agreement, plus $4,500.00 due and payable to MAI at the signing of this Agreement. AJM will also participate in the same perquisites and fringe benefits accorded to the executive officers of the Company, including bonus and incentive compensation arrangements. If AJM does not participate in the Company's health care plan, the cost of a family participation will be added to the monthly consulting fee. In addition, it is agreed that the Company will (a) issue ten thousand (10,000) shares of its common stock to EACH of consultant's grandchildren, Anthony Dominick Mottola (Social Security # ###-##-####) and Giuliana Cristina Mottola (Social Security # ###-##-####) and (b) 20,000 shares to AJM (Social Security ####-##-####). The parties agree that the fair value of the stock issued hereunder is approximately $.04 per share. The initial fee payment and the stock issuance are to be made within 45 days after the signing of this Agreement. It is anticipated that Mr. Mottola will devote an average of approximately 20% of his time and effort to the Company's affairs. If there is a need for a significant additional time commitment, AJM will notify the Company, and discuss suitable adjustment to the basic consulting fee. Inability to reach a reasonable agreement on compensation for services to be rendered is just cause for termination of this Agreement. The Company will be liable to pay MAI or AJM for any services rendered and out of pocket expenses incurred through the date of termination. Payment of fees is not contingent on Medivisor, Inc achieving any particular outcome.

B. The scheduled expiration date of this Agreement will be May 31, 2005, unless otherwise terminated pursuant to the terms of this Agreement.

C. It is expressly understood that the Company and its agents agree to hold AJM, MAI and its representatives harmless from any liabilities, including any reasonable costs and expenses relating to this Agreement incurred by reason of any action taken or committed to be taken by AJM, MAI or its representatives in good faith. In no event will AJM, MAI or its representatives be liable for incidental or consequential damages. Should information become known that would make continuation of this Agreement inappropriate in the sole judgment of AJM, or if fees remain unpaid for more than 15 days from the due date, it is acknowledged that AJM has the right to terminate this Agreement without prejudice.

D. The signatures, as indicated below, indicate that the individuals are authorized to enter into, and hereby approve this Appendix.


__________________                            __________________________________
Anthony J Mottola,                            Dino Luzzi, Chairman and CEO, for,
                                              Medivisor, Inc.

                                    AMENDMENT


That consulting agreement between Medivisor Inc. and Mottola & Associates Inc., effective January 1st, 2005 is hereby amended as follows.

-> Section 1 is revised to reflect that all consulting services will be paid to Mottola & Associates Inc., and AJM will not be an employee of Medivisor for any purpose whatsoever.

-> Appendix A subpart A is hereby amended to adjust the monthly consulting fee, reflected in the first sentence to Mottola & Associates Inc. to $5600.00. The third sentence is hereby deleted.

Agreed:




____________________________
Dino Luzzi of Medivisor Inc.






____________________________________________
Anthony Mottola of Mottola & Associates Inc.

                                  AMENDMENT #1
                          CONSULTING AGREEMENT BETWEEN
                  MEDIVISOR, INC.& MOTTOLA & ASSOCIATES, INC.


1. This amendment hereby modifies that consulting agreement dated January 2005 between Medivisor, Inc. and Mottola & Associates, Inc.

2.   That consulting agreement originally expired May 31, 2005.

3. By mutual agreement both parties, the agreement will terminate March 31, 2005. Monthly payments will cease at that time. All stock to be issued under the original terms remains due and payable.

     IN WITNESS HEREOF, the parties have executed this Agreement effective March 23, 2005:



/s/ ANTHONY J. MOTTOLA                         /s/ DINO LUZZI
_________________________                      _________________________________
Anthony J. Mottola, for                        Dino Luzzi, Chairman and CEO, for
Mottola & Associates Inc.                      Medivisor Inc.